UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

GRAN TIERRA ENERGY INC.
(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:  000-52594

300, 625 - 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

On December 30, 2010, subsidiaries of Gran Tierra Energy Inc. (“Gran Tierra”) entered into addendums to agreements previously entered into on December 18, 2009, with regard to the sale to Ecopetrol S.A. (“Ecopetrol”) of crude oil produced by the subsidiaries in the Chaza Block, Colombia.  These addendums, among other things, extend the terms of the agreements from December 31, 2010 to June 30, 2011, and include a clause that allows these subsidiaries to sell to third parties crude oil not accepted by Ecopetrol, all as more fully described below.

On December 18, 2009, Solana Petroleum Exploration Colombia Ltd. (“Solana Colombia”), a wholly owned subsidiary of Gran Tierra, entered into an agreement (the “Solana Agreement”) with Ecopetrol pursuant to which Solana Colombia agreed to sell to Ecopetrol, and Ecopetrol agreed to purchase from Solana Colombia, all of the volume of crude oil production produced in the Chaza Block owned by Solana Colombia.  This volume of crude oil does not include the volume of oil owned by the National Hydrocarbons Agency (ANH) corresponding to royalties.  The price at which the crude oil is to be sold is established by a formula, which varies depending on the delivery point and export point, and is generally based off of WTI (West Texas Intermediate crude price), adjusted for the quality of the crude oil, and decreased by a “marker” discount, fees for transportation and loading, transportation tax, and a handling and commercialization fees. The Solana Agreement was to expire on December 31, 2010. On December 30, 2010, Solana Colombia and Ecopetrol entered into an addendum to the Solana Agreement to extend the term of the Solana Agreement for six months to June 30, 2011, and to include a clause that allows Solana Colombia to sell to third parties crude oil not accepted by Ecopetrol.

On December 18, 2009, Gran Tierra Energy Colombia Ltd. (“Gran Tierra Colombia”), a wholly owned subsidiary of Gran Tierra, entered into an agreement with Ecopetrol pursuant to which Gran Tierra Colombia agreed to sell to Ecopetrol, and Ecopetrol agreed to purchase from Gran Tierra Colombia, all of the volume of crude oil production produced in the Chaza Block owned by Gran Tierra Colombia, on the same terms as the Solana Agreement, and this agreement was amended on November 8, 2010 to revise the amount of crude oil Gran Tierra Colombia is required to sell to Ecopetrol, and Ecopetrol is required to purchase from Gran Tierra Colombia, from 100% to 90% of the volume of crude oil production produced in the Chaza Block owned by Gran Tierra Colombia (exclusive of the volume of oil owned by ANH corresponding to royalties).  The parties entered into this amendment to enable Gran Tierra Colombia to sell to third parties 10% of the volume of crude oil production produced in the Chaza Block owned by Gran Tierra Colombia.  This agreement, as amended (as amended, the “Gran Tierra Agreement”), was to expire on December 31, 2010. On December 30, 2010, Gran Tierra Colombia and Ecopetrol entered into an addendum to the Gran Tierra Agreement to extend the term of the Gran Tierra Agreement for six months to June 30, 2011, to restore the obligation of selling and purchasing 100% of the crude oil produced in the Chaza Block owned by Gran Tierra Colombia to Ecopetrol, and to include a clause that allows Solana Colombia to sell to third parties crude oil not accepted by Ecopetrol.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin Eden
Martin Eden
Chief Financial Officer